Exhibit 10.1

FOURTEENTH AMENDMENT TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

FOURTEENTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of August 24, 2017 (this “Amendment No. 14”), is by and among Wells Fargo Bank, National Association, a national banking association, in its capacity as administrative and collateral agent for the Lenders (as hereinafter defined) pursuant to the Loan Agreement defined below (in such capacity, “Agent” as hereinafter further defined), BlueLinx Corporation, a Georgia corporation, successor by merger to the merger of BlueLinx Services Inc., a Georgia corporation, with and into BlueLinx Corporation with BlueLinx Corporation as the surviving corporation of such merger (“BlueLinx”), and BlueLinx Florida LP, a Florida limited partnership (“BFLP”, and together with BlueLinx, each individually a “Borrower” and collectively, “Borrowers”), BlueLinx Florida Holding No. 1 Inc., a Georgia corporation (“BFH1”) and BlueLinx Florida Holding No. 2 Inc., a Georgia corporation (“BFH2”), and together with BFH1, each individually a “Guarantor” and collectively, “Guarantors”) and BlueLinx Holdings Inc., a Delaware corporation (“Parent Guarantor”).

W I T N E S S E T H:

WHEREAS, Agent, the parties to the Loan Agreement as lenders (collectively, “Lenders”), Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Loan and Security Agreement, dated August 4, 2006, by and among Agent, Lenders, Borrowers and Guarantors, as amended by First Amendment to Amended and Restated Loan and Security Agreement, dated as of October 22, 2008, Second Amendment to Amended and Restated Loan and Security Agreement, dated as of July 7, 2010, Third Amendment to Amended and Restated Loan and Security Agreement, dated as of May 10, 2011, Fourth Amendment to Amended and Restated Loan and Security Agreement, dated as of August 11, 2011, Fifth Amendment to Amended and Restated Loan and Security Agreement and Lender Joinder, dated as of March 29, 2013, Sixth Amendment to Amended and Restated Loan and Security Agreement, dated as of June 28, 2013, Seventh Amendment to Amended and Restated Loan and Security Agreement, dated as of March 14, 2014, Eighth Amendment to Amended and Restated Loan and Security Agreement, dated as of July 8, 2014, Ninth Amendment to Amended and Restated Loan and Security Agreement, dated as of August 14, 2014, Tenth Amendment to Amended and Restated Loan and Security Agreement, dated as of February 18, 2015, Eleventh Amendment to Amended and Restated Loan and Security Agreement, dated as of March 10, 2016, Twelfth Amendment to Amended and Restated Loan and Security Agreement, dated as of March 24, 2016, and Thirteenth Amendment to Amended and Restated Loan and Security Agreement, dated as of November 3, 2016 (as from time to time further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”, and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated, or replaced, collectively, the “Financing Agreements”);

WHEREAS, Borrowers, Guarantors and Parent Guarantor have requested that Agent and Lenders (a) amend the definition of Change of Control and (b) enter into certain other amendments to the Loan Agreement;

WHEREAS, the parties hereto desire to enter into this Amendment No. 14 to evidence and effectuate such amendments under the Loan Agreement, in each case subject to the terms and conditions and to the extent set forth herein;

NOW, THEREFORE, in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.    Amendments.

1.1Additional Definitions. As used herein or in the Loan Agreement or in any of the other Financing Agreements, the following terms shall have the meanings set forth below and the Loan Agreement and the other Financing Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, the following definitions:

“Amendment No. 14” shall mean the Fourteenth Amendment to Amended and Restated Loan and Security Agreement, dated as of August 24, 2017 by and among Agent, Borrowers, Guarantors, Parent Guarantor and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Amendment No. 14 Effective Date” shall mean the date on which all of the conditions precedent set forth in Section 4 of Amendment No. 14 have been satisfied.

“Board of Directors” shall mean, as to any Person, the board of directors (or comparable managers) of such Person, or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Continuing Director” shall mean (a) any member of the Board of Directors who was a director (or comparable manager) of Parent Guarantor on the Amendment No. 14 Effective Date, and (b) any individual who becomes a member of the Board of Directors after the Amendment No. 14 Effective Date if such individual was approved, appointed or nominated for election to the Board of Directors by either the Permitted Holders or a majority of the Continuing Directors.

“Equity Interests” shall mean, with respect to a Person, all of the shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).

1.2	Amendments to Definitions.

(a)Capital Stock. All references to the term “Capital Stock” in the Loan Agreement and the other Financing Agreements are hereby redesignated to refer to “Equity Interests” or “Equity Interest” as the context may require.

(b)Change of Control. All references to the term “Change of Control” in the Loan Agreement and other Financing Agreements shall be deemed and each such reference is hereby replaced with the following:

“Change of Control” shall mean that:

(a)any Person or two or more Persons acting in concert (other than Permitted Holders), shall have acquired beneficial ownership, directly or indirectly, of Equity Interests of Parent Guarantor (or other securities convertible into such Equity Interests) representing 30% or more of the combined voting power of all Equity Interests of Parent Guarantor entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of Parent Guarantor,

(b)any Person or two or more Persons acting in concert (other than Permitted Holders), shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Parent Guarantor or control over the Equity Interests of such Person entitled to vote for members of the Board of Directors of Parent Guarantor on a fully-diluted basis (and taking into account all such Equity Interests that such Person or group has the right to acquire pursuant to any option right) representing 30% or more of the combined voting power of such Equity Interests,

(c)during any period of 24 consecutive months commencing on or after the Amendment No. 14 Effective Date, the occurrence of a change in the composition of the Board of Directors of Parent Guarantor such that a majority of the members of such Board of Directors are not Continuing Directors, or

(d)Parent Guarantor fails to own and control, directly or indirectly, 100% of the Equity Interests of any Borrower or Guarantor.

(c)    Voting Stock. The definition of Voting Stock in the Loan Agreement is hereby deleted.

1.3Interpretation. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement.

Section 2.    Representations and Warranties. Borrowers and Guarantors, jointly and severally, represent and warrant with and to Agent and Lenders as follows, which representations and warranties, together with the representations and warranties in the other Financing Agreements, shall survive the execution and delivery hereof, and the truth and correctness thereof, in all material respects, being a continuing condition of the making of any Loans by Lenders (or Agent on behalf of Lenders) to Borrowers:

2.1This Amendment No. 14 has been duly authorized, executed and delivered by all necessary action on the part of Borrowers, Guarantors and Parent Guarantor which are a party hereto and is in full force and effect as of the date hereof, as the case may be, and the obligations of Borrowers, Guarantors or Parent Guarantor contained herein constitute legal, valid and binding obligations of Borrowers, Guarantors or Parent Guarantor, as the case may be, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

2.2The execution, delivery and performance of this Amendment No. 14 and each other agreement or instrument to be executed and delivered by Parent Guarantor, Borrowers or Guarantors hereunder (a) are all within Parent Guarantor’s, Borrowers’ and Guarantors’ corporate or limited liability company powers, (b) are not in contravention of law or the terms of Parent Guarantor’s, Borrowers’ or Guarantors’ certificate of incorporation, by laws, certificate of formation, operating agreements or other organizational documentation, or any indenture, agreement or undertaking to which Parent Guarantor, each Borrower and Guarantor is a party or by which or its property are bound and (c) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of Parent Guarantor, Borrowers or Guarantors, except as provided in the Financing Agreements.

2.3All of the representations and warranties set forth in the Loan Agreement as amended hereby, and the other Financing Agreements, are true and correct in all material respects (or in all respects in the case of any representation and warranty qualified by materiality or Material Adverse Change) after giving effect to the provisions of this Amendment No. 14, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects (or in all respects in the case of any representation and warranty qualified by materiality or Material Adverse Change) as of such date.

2.4After giving effect to the provisions of this Amendment No. 14, no Default or Event of Default exists or has occurred and is continuing.

Section 3.    Release by Parent Guarantor, Borrowers and Guarantors.

3.1Release.

(a)In consideration of the agreements of Agent and Lenders contained herein, and the continued making of the loans, advances and other accommodations by Lenders (or Agent on behalf of Lenders) to Borrowers pursuant to the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Parent Guarantor, each Borrower and each Guarantor, on behalf of itself and its successors, assigns, and other legal representatives, hereby, jointly and severally, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent, each Lender, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives and their respective successors and assigns (Agent, Lender and all such other parties being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which each of Parent Guarantor, any Borrower or any Guarantor, or any of its successors, assigns, or other legal representatives and their respective successors and assigns may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment No. 14, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, as amended and supplemented through the date hereof, and the other Financing Agreements.

(b)Parent Guarantor, each Borrower and each Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)Parent Guarantor, each Borrower and each Guarantor agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the release set forth above.

(d)Parent Guarantor, each Borrower and each Guarantor represent and warrant that each such Person is the sole and lawful owner of all right, title and interest in and to all of the claims released hereby and each such Person has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof.

(e)Nothing contained herein shall constitute an admission of liability with respect to any Claim on the part of any Releasee.

3.2Covenant Not to Sue. Parent Guarantor, each Borrower and each Guarantor, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, jointly and severally, covenants and agrees with each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Parent Guarantor, any Borrower or any Guarantor pursuant to Section 3.1 hereof. If Parent Guarantor, any Borrower or any Guarantor violates the foregoing covenant, Parent Guarantor, each Borrower and each Guarantor agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

3.3Waiver of Statutory Provisions. PARENT GUARANTOR, EACH BORROWER AND EACH GUARANTOR HEREBY EXPLICITLY WAIVE ALL RIGHTS UNDER AND ANY BENEFITS OF ANY COMMON LAW OR STATUTORY RULE OR PRINCIPLE WITH RESPECT TO THE RELEASE OF SUCH CLAIMS, PARENT GUARANTOR, EACH BORROWER AND EACH GUARANTOR) AGREE THAT NO SUCH COMMON LAW OR STATUTORY RULE OR PRINCIPLE SHALL AFFECT THE VALIDITY OR SCOPE OR ANY OTHER ASPECT OF THIS RELEASE.

Section 4.    Conditions Precedent. Concurrently with the execution and delivery hereof, and as a further condition to the effectiveness of this Amendment No. 14 and the agreement of Agent to the modifications and amendments set forth in this Amendment No. 14:

4.1Agent shall have received an executed copy of an original or executed original counterparts of this Amendment No. 14 by electronic mail or facsimile (with the originals to be delivered within five (5) Business Days after the date hereof), duly authorized, executed and delivered by each Borrower and Guarantor;

4.2each Borrower, Guarantor and Parent Guarantor shall deliver, or cause to be delivered, to Agent a true and correct copy of any consent, waiver or approval to or of this Amendment No. 14, which any Borrower, Guarantor or Parent Guarantor is required to obtain from any other Person, and such consent, approval or waiver shall be in a form and substance satisfactory to Agent in its good faith determination;

4.3all requisite corporate action and proceedings in connection with this Amendment No. 14 and the other Financing Agreements delivered in connection herewith, shall be satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Agent may have requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers or Governmental Authority;

4.4Agent shall have received approval from the Required Lenders to the amendments to the Loan Agreement as set forth in this Amendment No. 14;

4.5all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements, each as amended by this Amendment No. 14, shall be true and correct in all material respects (or in all respects in the case of any representation and warranty qualified by materiality or Material Adverse Change) on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects (or in all respects in the case of any representation and warranty qualified by materiality or Material Adverse Change) as of such date;

4.6all other documents and legal matters in connection with the transactions contemplated by this Amendment No. 14 shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent; and

4.7after giving effect to the amendment contemplated by this Amendment No. 14, no Default or Event of Default shall exist or have occurred and be continuing.

Section 5.    Effect of this Amendment No. 14. Except as expressly set forth herein, no other amendments, changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof and Parent Guarantor, Borrowers and Guarantors shall not be entitled to any other or further amendment by virtue of the provisions of this Amendment No. 14 or with respect to the subject matter of this Amendment No. 14. To the extent of conflict between the terms of this Amendment No. 14 and the other Financing Agreements, the terms of this Amendment No. 14 shall control. The Loan Agreement and this Amendment No. 14 shall be read and construed as one agreement.

Section 6.    Further Assurances. Parent Guarantor, Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes set forth in this Amendment No. 14.

Section 7.    Governing Law. The validity, interpretation and enforcement of this Amendment No. 14 and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflict of laws or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

Section 8.    Binding Effect. This Amendment No. 14 shall be binding upon and inure to the benefit of Parent Guarantor, Borrowers, Guarantors, Agent and Lenders and their respective successors and assigns.

Section 9.    Waiver, Modification, Etc. No provision or term of this Amendment No. 14 may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.

Section 10.    Entire Agreement. This Amendment No. 14 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

Section 11.    Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 14.

Section 12.    Counterparts. This Amendment No. 14 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 14 by telefacsimile or other electronic transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment No. 14. Any party delivering an executed counterpart of this Amendment No. 14 by telefacsimile or other electronic transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment No. 14.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 14 to be duly executed and delivered by their authorized officers as of the day and year first above written.

BORROWERS

BLUELINX CORPORATION
By: /s/ Susan C. O'Farrell
Name: Susan C. O'Farrell
Title: Senior Vice President, Treasurer, and Principal Accounting Officer

BLUELINX FLORIDA LP
By: BlueLinx Florida Holding No. 2 Inc., its General Partner
By: /s/ Susan C. O'Farrell
Name: Susan C. O'Farrell
Title: Treasurer

GUARANTORS

BLUELINX FLORIDA HOLDING NO. 1 INC.
By: /s/ Susan C. O'Farrell
Name: Susan C. O'Farrell
Title: Treasurer

BLUELINX FLORIDA HOLDING NO. 2 INC.
By: /s/ Susan C. O'Farrell
Name: Susan C. O'Farrell
Title: Treasurer

PARENT GUARANTOR

BLUELINX HOLDINGS INC.
By: /s/ Susan C. O'Farrell
Name: Susan C. O'Farrell
Title: Senior Vice President, Treasurer, and Principal Accounting Officer

AGENT AND LENDERS

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Agent and as a Revolving Loan Lender and Tranche A Loan Lender
By: /s/ Thomas A. Martin
Name: Thomas A. Martin
Title: Vice President

BANK OF AMERICA, N.A., as
Joint Lead Arranger, Bookrunner and a Documentation Agent and as a Revolving Loan Lender and a Tranche A Loan Lender
By: /s/ Douglas Cowan
Name: Douglas Cowan
Title: Senior Vice President

JPMORGAN CHASE BANK, N.A., as
a Documentation Agent and as a Revolving Loan Lender
By: /s/ Eric A. Anderson
Name: Eric A. Anderson
Title: Authorized Officer

REGIONS BANK, as Syndication Agent
and as a Joint Bookrunner and as a Revolving Loan Lender
By: /s/ Kathy Myers
Name: Kathy Myers
Title: Vice President

TD BANK, N.A., as a Revolving Loan Lender
By: /s/ Bethany H. Buitenhuys
Name: Bethany H. Buitenhuys
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION, as a
Revolving Loan Lender
By: /s/ Heath J. Hayes
Name: Heath J. Hayes
Title: Vice President